UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)            December 2, 2011

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina		27104
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number:  (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Changes in Directors and Principal Officers

Effective December 2, 2011, Dr. William G. Ward, Sr., a founding director at Southern Community Financial Corporation, was named Chairman of the Board of Directors of the Company.  Dr. Ward is a professor of Orthopedic Surgery at Wake Forest University Baptist Medical Center and was a founding director for another community bank prior to his experience with the Company.  In a move to separate the roles of Chairman and Chief Executive Officer, Dr. Ward will replace F. Scott Bauer as Chairman.  Mr. Bauer resigned from the board of directors and is assuming the position of President as well as Chief Executive Officer.  Mr. Bauer, age 57, has served as Chairman and Chief Executive Officer of the Company since its incorporation.  Mr. Jeffrey T. Clark, the incumbent President, will assume the duties of First Executive Vice President and Chief Commercial Banking Officer.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The Nasdaq Global Select Market under the trading symbols SCMF and SCMFO, respectively.  Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 7, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

December 7, 2011	By: /s/ James Hastings
Name: James Hastings Title: Executive Vice President and Chief Financial Officer